EXHIBIT 10.7.3

SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of February 2, 2026 (the “Execution Date”) but effective as of December 31, 2025, by and between Hilltop Holdings Inc. (the “Company”), on behalf of itself and all of its subsidiaries (collectively, “Employer”), and Steve Thompson (“Executive”). Each initially capitalized term used, but not otherwise defined herein, shall have the meanings assigned to it in the Employment Agreement (hereinafter defined).

RECITALS:

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated as of October 25, 2019 (the “Original Agreement”), as amended by that certain First Amendment to Employment Agreement, dated as of December 30, 2022 (the “First Amendment,” and together with the Original Agreement, collectively, the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement to the extent provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments and Supplements to the Employment Agreement.

(a)	Section 4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“4.	Term of Agreement. Unless earlier terminated pursuant to the terms of this Agreement, this Agreement shall remain in effect until December 31, 2028 (the “Term Date” and such period until the earlier of the Term Date or termination of this Agreement being referred to as the “Term”). Unless Employer and Executive agree in writing to extend the Term of this Agreement at any time on or before the Term Date, this Agreement shall expire on the Term Date.”

2.	Miscellaneous.

(a)           Effect of Amendment. Each of the Company and Executive hereby agree and acknowledge that, except as expressly provided in this Amendment, the Employment Agreement remains in full force and effect and has not been modified or amended in any respect, it being the intention of each of the Company and Executive that this Amendment and the Employment Agreement be read, construed and interpreted as one and the same instrument. To the extent that any conflict exists between this Amendment and the Employment Agreement, the terms of this Amendment shall control and govern.

(b)           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile or portable document format (pdf) copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each of the Company and Executive has executed this Amendment as of the day and year first above written.

COMPANY:		EXECUTIVE:

Hilltop Holdings Inc.

By:	/s/ JEREMY B. FORD	/s/ STEVE THOMPSON
Name:	Jeremy B. Ford	Name: Steve Thompson
Title:	President & Chief Executive Officer

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